Exhibit 99.1
The J. M. Smucker Company Announces Early Tender Results of Previously Announced Cash Tender Offers
December 17, 2024
ORRVILLE, Ohio, December 17, 2024 /PRNewswire/ — The J. M. Smucker Company (the “Company”) (NYSE: SJM) today announced the early results of its previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) for its validly tendered (and not validly withdrawn) notes set forth below (collectively, the “Notes”). The Offers are being made pursuant to an Offer to Purchase, dated December 3, 2024 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers.
The following table summarizes certain information regarding the Notes that were validly tendered and not validly withdrawn in the Offers as of 5:00 p.m., New York City time, on December 16, 2024 (the “Early Tender Time”). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on December 16, 2024 (the “Withdrawal Deadline”) and, accordingly, any Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Aggregate Principal Amount Tendered
1	2.750% Senior Notes due 2041	832696AV0	$300,000,000	$122,481,000
2	3.550% Senior Notes due 2050	832696AT5	$300,000,000	$138,766,000
3	2.125% Senior Notes due 2032	832696AU2	$500,000,000	$194,109,000
4	4.375% Senior Notes due 2045	832696AP3	$600,000,000	N/A(2)
5	5.900% Senior Notes due 2028	832696AW8	$750,000,000	N/A(2)

(1)The Company is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offer for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $300 million (the “Offer Cap”) using a “waterfall” methodology under which the Company will accept the Notes in order of their respective acceptance priority levels noted in the table above (the “Acceptance Priority Levels”).
(2)The Company does not expect to accept for purchase any of the 4.375% Senior Notes due 2045 or the 5.900% Senior Notes due 2028.

The consideration to be paid for the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Offers will be determined at 10:00 a.m., New York City time, on December 17, 2024 (the “Price Determination Time”) in the manner described in the Offer to Purchase by reference to a fixed spread for each of the Notes over the applicable yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Time and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of Notes so tendered and accepted for purchase (the “Early Tender Premium”). The Early Tender Premium will be included in the Total Consideration for each series of Notes, and will not constitute an additional or increased payment. In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, December 19, 2024 (the “Early Settlement Date”), payable on the Early Settlement Date. None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered.
The Company expects to issue a press release on December 17, 2024 announcing the Total Consideration payable in connection with the Offers.
The Company expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) terminate any or all of the Offers and not accept for purchase any of the Notes not theretofore accepted for purchase in the terminated Offer or Offers; (ii) waive any and all of the conditions to the Offers on or prior to the time the Notes are accepted for purchase in any or all of the Offers; (iii) accept for purchase and pay for all Notes validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline in any or all of the Offers; (iv) to keep any or all of the Offers open or extend the Early Tender Time, Withdrawal Deadline or time in which the Offers are scheduled to expire to a later date and time; (v) increase or decrease the Offer Cap or change the Acceptance Priority Levels; or (vi) otherwise amend the terms and conditions of the Offers.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.
Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as Dealer Managers for the Offers (each, a “Dealer Manager” and together, the “Dealer Managers”). Questions regarding the Offers may be directed to Goldman Sachs at (800) 828-3182 (toll free) or (212) 357-1452 (collect) or to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-3554 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at SJM@dfking.com or the following telephone numbers: banks and brokers at (212) 269-5550; all others toll free at (866) 620-2535.
The J. M. Smucker Company Forward-Looking Statements
This press release (“Release”) includes certain forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases. Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the information presented in this Release, as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: our ability to successfully integrate Hostess Brands’ operations and employees and to implement plans and achieve financial forecasts with respect to the Hostess Brands’ business; our ability to realize the anticipated benefits, including synergies and cost savings, related to the Hostess Brands acquisition, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; disruption from the acquisition of Hostess Brands by diverting the attention of our management and making it more difficult to maintain business and operational relationships; the negative effects of the acquisition of Hostess Brands on the market price of our common shares; the amount of the costs, fees, expenses, and charges and the risk of litigation related to the acquisition of Hostess Brands; the effect of the acquisition of Hostess Brands on our business relationships, operating results, ability to hire and retain key talent, and business generally; disruptions or inefficiencies in our operations or supply chain, including any impact caused by product recalls, political instability, terrorism, geopolitical conflicts (including the ongoing conflicts between Russia and Ukraine and Israel and Hamas), extreme weather conditions, natural disasters, pandemics, work stoppages or labor shortages (including potential strikes along the U.S. East and Gulf coast ports and potential impacts related to the duration of a recent strike at our Buffalo, New York manufacturing facility), or other calamities; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either our products or our competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies we employ to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; our ability to achieve cost savings related to our restructuring and cost management programs in the amounts and within the time frames currently anticipated; our ability to generate sufficient cash flow to continue operating under our capital deployment model, including capital expenditures, debt repayment to meet our deleveraging objectives, dividend payments, and share repurchases; a change in outlook or downgrade in our public credit ratings by a rating agency below investment grade; our ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in our business, including product innovation; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; our ability to attract and retain key talent; the concentration of certain of our businesses with key customers and suppliers, including primary or single-source suppliers of certain key raw materials and finished goods, and our ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of our or our suppliers’ information technology systems, including, but not limited to, ransomware attacks; foreign currency exchange rate and interest rate fluctuations; and risks related to other factors described under “Risk Factors” in other reports and statements we have filed with the SEC. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.
About The J. M. Smucker Company
At The J. M. Smucker Company, it is our privilege to make food people and pets love by offering a diverse family of brands available across North America. We are proud to lead in the coffee, peanut butter, fruit spreads, frozen handheld, sweet baked goods, dog snacks and cat food categories by offering brands consumers trust for themselves and their families each day, including Folgers®, Dunkin'®, Café Bustelo®, Jif®, Uncrustables®, Smucker's®, Hostess®, Milk-Bone® and Meow Mix®. Through our unwavering commitment to producing high quality products, operating responsibly and ethically and delivering on our Purpose, we will continue to grow our business while making a positive impact on society.
The J. M. Smucker Company is the owner of all trademarks referenced herein, except for Dunkin'®, which is a trademark of DD IP Holder LLC.  The Dunkin'® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels, such as grocery stores, mass merchandisers, club stores, e-commerce and drug stores, as well as in certain away from home channels. This information does not pertain to products for sale in Dunkin'® restaurants.